Reading International Provides Update on California
Superior Court Tentative Ruling Regarding the
Cotter Living Trust

Culver City, California, - (BUSINESS WIRE) – September 5, 2017 –  Reading International, Inc. (“Reading” or the “Company”) today announced that the Superior Court of the State of California for the County of Los Angeles entered a Tentative Statement of Decision (the "Tentative Ruling") in the matter regarding the James J. Cotter Living Trust (“Cotter Living Trust”), Case No. BP159755 (the "Trust Litigation"). The Tentative Ruling was rendered on August 29, 2017.

As previously disclosed, the Trust Litigation involves assets of our Company’s founder, former Chairman, Chief Executive Officer and controlling stockholder, James J. Cotter, Sr.  The Cotter Living Trust holds approximately 41.4% of Reading’s voting common stock.  The James J. Cotter Estate, which is the subject of a separate probate proceeding pending in the State of Nevada, holds, among other assets, 25.5% of Reading’s voting common stock, which is currently anticipated to ultimately “pour over” into the Cotter Living Trust.

Under the governing California Rules of Court, the Tentative Statement of Decision does not constitute a judgment and is not binding on the Superior Court.  The Superior Court remains free to modify or change its decision.   It is uncertain as to when, if ever, the Tentative Ruling will become final, or the form in which it will ultimately be issued.

The Tentative Ruling declares that the 2014 Amendment to the Cotter Living Trust signed by Mr. Cotter, Sr., is invalid.  Accordingly, upon the Tentative Ruling becoming final, Ellen Cotter and Margaret Cotter will continue as the sole Co-Trustees of the Cotter Living Trust, as it existed prior to the 2014 Amendment, and Margaret Cotter will likewise continue as the sole trustee of the Voting Trust created under the Cotter Living Trust to hold the Reading voting common stock held by the Cotter Living Trust, again as it existed prior to the 2014 Amendment.

The Tentative Ruling also provides, again subject to becoming final, for the appointment of a temporary trustee ad litem “with the narrow and specific authority to obtain offers to purchase the Reading stock in the voting trust or the citrus farms (certain orchard and packing house properties previously owned by Mr. Cotter, Sr.), but not to exercise any other powers without court approval, specifically the sale of the [sic] company or any other powers possessed by the trustees.”  The Superior Court acknowledges that it has no jurisdiction over “the sale of the [C]ompany.”  However, the Superior Court has jurisdiction over the assets in the Cotter Living Trust, including the potential disposition of the voting common stock.

As previously disclosed in our latest Report on Form 10-Q, on August 9, 2017, our Board of Directors appointed a Special Independent Committee to, among other things, review, consider, deliberate, investigate, analyze, explore, evaluate, monitor and exercise general oversight of any and all activities of our Company directly or indirectly involving, responding to or relating to any potential change of control transaction relating to a sale by the Cotter Living Trust of its holdings of Reading’s voting common stock.   The Special Independent Committee has not, however, been delegated any authority to issue or to obligate our Company to issue any shares of our Company’s stock, or to approve any merger, consolidation or liquidation of our Company.  The Special Committee is comprised of the Company’s Lead Independent Director William Gould (Chair), Doug McEachern, and Judy Codding.

The Special Committee will be reviewing the scope and implications of the Tentative Ruling and, consistent with its delegated authority, working to protect the best interests of our Company and stockholders generally.

About Reading International, Inc.

Reading International Inc. (NASDAQ: RDI) is a leading entertainment and real estate company, engaging in the development, ownership and operation of multiplex cinemas and retail and commercial real estate in the United States, Australia, and New Zealand.

The family of Reading brands includes cinema brands Reading Cinemas, Angelika Film Centers, Consolidated Theatres, and City Cinemas; live theaters operated by Liberty Theatres in the United States; and signature property developments, including Newmarket Village, Auburn Red Yard and Cannon Park in Australia, Courtenay Central in New Zealand and 44 Union Square in New York City.

Additional information about Reading can be obtained from the Company's website: http://www.readingrdi.com.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).

For a detailed discussion of these and other risk factors, please refer to Reading International’s Annual Report on Form 10-K (as amended on Form 10-K/A) for the year ended December 31, 2016 and other filings Reading International makes from time to time with the SEC, which are available on the SEC’s Website (http://www.sec.gov).

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Reading International does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

Our statements in this press release contain a variety of forward-looking statements as defined by the Securities Litigation Reform Act of 1995.  Forward-looking statements reflect only our expectations regarding future events and operating performance and necessarily speak only as of the date the information was prepared.  No guarantees can be given that our expectation will in fact be realized, in whole or in part.  You can recognize these statements by our use of words such as, by way of example, “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.

These forward-looking statements reflect our expectation after having considered a variety of risks and uncertainties.  However, they are necessarily the product of internal discussion and do not necessarily completely reflect the views of individual members of our Board of Directors or of our management team.  Individual Board members and individual members of our management team may have different views as to the risks and uncertainties involved, and may have different views as to future events or our operating performance.

Among the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements are the following:

•	With respect to our cinema operations:
o	The number and attractiveness to movie goers of the films released in future periods;
o	The amount of money spent by film distributors to promote their motion pictures;
o	The licensing fees and terms required by film distributors from motion picture exhibitors in order to exhibit their films;

o

The comparative attractiveness of motion pictures as a source of entertainment and willingness and/or ability of consumers (i) to spend their dollars on entertainment and (ii) to spend their entertainment dollars on movies in an outside the home environment; and

o

The extent to which we encounter competition from other cinema exhibitors, from other sources of outside of the home entertainment, and from inside the home entertainment options, such as “home theaters” and competitive film product distribution technology such as, by way of example, cable, satellite broadcast, DVD rentals and sales, and online streaming.

•	With respect to our real estate development and operation activities:
o	The rental rates and capitalization rates applicable to the markets in which we operate and the quality of properties that we own;
o	The extent to which we can obtain on a timely basis the various land use approvals and entitlements needed to develop our properties;
o	the risks and uncertainties associated with real estate development;
o	The availability and cost of labor and materials;
o	Competition for development sites and tenants;
o	The extent to which our cinemas can continue to serve as an anchor tenant that will, in turn, be influenced by the same factors as will influence generally the results of our cinema operations; and
o	Certain of our activities are in geologically active areas, creating a risk of damage and/or disruption of real estate and/or cinema businesses from earthquakes.
•

With respect to our operations generally as an international company involved in both the development and operation of cinemas and the development and operation of real estate; and previously engaged for many years in the railroad business in the United States:

o	Our ongoing access to borrowed funds and capital and the interest that must be paid on that debt and the returns that must be paid on such capital;
o	The relative values of the currency used in the countries in which we operate;
o	Changes in government regulation, including by way of example, the costs resulting from the implementation of the requirements of Sarbanes-Oxley;
o	Our labor relations and costs of labor (including future government requirements with respect to pension liabilities, disability insurance and health coverage, and vacations and leave);
o

Our exposure from time-to-time to legal claims and to uninsurable risks such as those related to our historic railroad operations, including potential environmental claims and health related claims relating to alleged exposure to asbestos or other substances now or in the future recognized as being possible causes of cancer or other health-related problems;

o	Changes in future effective tax rates and the results of currently ongoing and future potential audits by taxing authorities having jurisdiction over our various companies; and
o	Changes in applicable accounting policies and practices.

The above list is not necessarily exhaustive, as business is by definition unpredictable and risky, and subject to influence by numerous factors outside of our control, such as changes in government regulation or policy, competition, interest rates, supply, technological innovation, changes in consumer taste and fancy, weather, and the extent to which consumers in our markets have the economic wherewithal to spend money on beyond-the-home entertainment.

Given the variety and unpredictability of the factors that will ultimately influence our businesses and our results of operation, no guarantees can be given that any of our forward-looking statements will ultimately prove to be correct.  Actual results will undoubtedly vary and there is no guarantee as to how our securities will perform, either when considered in isolation or when compared to other securities or investment opportunities.

Finally, we undertake no obligation to publicly update or to revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.  Accordingly, you should always note the date to which our forward-looking statements speak.

Additionally, certain of the presentations included in this press release may contain “pro forma” information or “non-U.S. GAAP financial measures.”  In such case, a reconciliation of this information to our U.S. GAAP financial statements will be made available in connection with such statements.

Contacts:

Reading International, Inc.

S. Craig Tompkins, Esq., General Counsel

(213) 235-2240